                                                            EXHIBIT 99
                             INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Insituform Mid-America, Inc.

       We have audited the accompanying consolidated balance sheets of Insituform Mid-America, Inc. and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Insituform Mid-America, Inc. and subsidiaries as of September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

                                        KPMG PEAT MARWICK LLP

St. Louis, Missouri
November 15, 1994




                             INSITUFORM MID-AMERICA, INC.
                              CONSOLIDATED BALANCE SHEETS
                                                               September 30
                                                           1994            1993
                                                           ----            ----
ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $ 3,111,664      $ 2,088,966
Accounts receivable, including retained
  amounts  of $2,876,514 in 1994
  and $3,075,456 in 1993                                15,770,080       15,448,035
Costs and estimated earnings in excess of
  billings on uncompleted contracts                      8,419,956        4,155,413
Insurance claim receivable                                      --        3,003,511
Inventory                                                2,938,463        1,586,789
Prepaid and refundable income taxes                        521,272          846,513
Prepaid expenses and other current assets                2,782,654        1,124,566
                                                         ---------        ---------
       TOTAL CURRENT ASSETS                             33,544,089       28,253,793
                                                        ----------       ----------
Property and Equipment
Land                                                       675,486          608,414
Buildings and improvements                               4,877,630        2,602,231
Machinery and equipment                                 23,962,374       17,900,068
Furniture and fixtures                                   2,560,483          657,889
Construction-in-progress                                 1,949,898        3,095,481
                                                        ----------       ----------
                                                        34,025,871       24,864,083
Less accumulated depreciation                           12,018,479        9,196,683
                                                        ----------       ----------
       TOTAL PROPERTY AND EQUIPMENT                     22,007,392       15,667,400
                                                        ----------       ----------
Other Assets
Sub-license costs, net of accumulated
 amortization of $421,526 in 1994 and
 $340,384 in 1993                                        1,770,546        1,851,688
Excess of cost over fair value of net
 assets acquired, net of accumulated
 amortization of $396,140 in 1994 and
 $258,469 in 1993                                        2,141,353        2,279,024
Deferred non-compete expense, net of
 accumulated amortization of $502,561
 in 1994 and $350,004 in 1993                              923,046        1,075,603
Patent cost, net of accumulated
 amortization of $943,863 in 1994 and
 $628,256 in 1993                                        3,492,509        3,808,116
                                                         ---------        ---------
       TOTAL OTHER ASSETS                                8,327,454        9,014,431
                                                         ---------        ---------
                                                       $63,878,935      $52,935,624
                                                       ===========      ===========
                    See notes to consolidated financial statements.
                                         F-42

INSITUFORM MID-AMERICA, INC.
CONSOLIDATED BALANCE SHEETS--(Continued)
                                                                  September 30
                                                              1994           1993
                                                              ----           ----
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable to bank                                       $ 6,460,214    $ 5,028,000
Accounts payable                                             8,181,616      5,268,904
Accrued income taxes                                           411,249         15,050
Accrued expenses                                             6,810,141      4,961,529
Billings in excess of costs and estimated
 earnings on uncompleted contracts                              63,071        473,226
Deferred income taxes                                               --        872,067
                                                            ----------     ----------
       TOTAL CURRENT LIABILITIES                            21,926,291     16,618,776
                                                            ----------     ----------
Long-term Liabilities
Deferred income taxes                                        1,217,641             --
Minority interest                                              575,501             --
Other                                                          283,748             --
                                                            ----------     ----------
       TOTAL LONG-TERM LIABILITIES                           2,076,890             --
                                                            ----------     ----------
Commitments and Contingent Liabilities
Stockholders' Equity
Preferred stock--$.01 par value, 500,000
 shares authorized, none issued or outstanding                      --             --
Common stock:
Class A--$.01 par value, 13,000,000 shares
  authorized, 8,279,342 and 8,278,340 shares
  issued and outstanding in 1994 and 1993,
  respectively (liquidation preference
  $8.00 per share)                                              82,793         82,783
Class B--convertible, $.01 par value,
  6,000,000 shares authorized, 2,472,985
  shares issued and outstanding in 1994
  and 1993                                                      24,730         24,730
Additional paid-in capital                                  18,333,959     18,324,450
Retained earnings                                           21,765,402     18,189,985
Cumulative foreign currency translation
  adjustment                                                  (331,130)      (305,100)
                                                            ----------     ----------
TOTAL STOCKHOLDERS' EQUITY                                  39,875,754     36,316,848
                                                            ----------     ----------
                                                           $63,878,935    $52,935,624
                                                           ===========    ===========



INSITUFORM MID-AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME

                                                     Years Ended September 30
                                                1994           1993           1992
                                                ----           ----           ----
Contract revenues                           $75,279,329    $60,085,786    $66,689,904
Cost of contracts                            54,472,300     43,546,991     45,396,191
                                            -----------    -----------    -----------
  GROSS PROFIT                               20,807,029     16,538,795     21,293,713
                                            -----------    -----------    -----------
Operating expenses:
  General and administrative
   expenses                                   7,779,777      6,875,287      6,169,243
  Selling expenses                            3,170,447      3,601,807      2,577,521
  Research and development
   expenses                                     652,166         60,867        288,834
                                             ----------     ----------     ----------
                                             11,602,390     10,537,961      9,035,598
                                             ----------     ----------     ----------
INCOME FROM OPERATIONS                        9,204,639      6,000,834     12,258,115
                                             ----------     ----------     ----------
Other income (expense):
  Interest income                               131,218         69,860         59,212
  Interest expense                             (324,422)      (174,138)      (136,363)
  Joint venture income                          164,298        194,224        244,892
  Other net                                    (211,991)      (369,070)      (306,883)
                                               --------       --------       --------
                                               (240,897)      (279,124)      (139,142)
                                               --------       --------       --------
INCOME BEFORE INCOME TAXES AND
 MINORITY INTEREST                            8,963,742      5,721,710     12,118,973
 Provision for income taxes                   3,734,824      2,314,070      4,443,039
                                             ----------     ----------     ----------
INCOME BEFORE MINORITY
 INTEREST                                     5,228,918      3,407,640      7,675,934
 Minority interest in income
  of consolidated subsidiary                   (179,867)            --             --
                                             ----------     ----------     ----------
  NET INCOME                                $ 5,049,051    $ 3,407,640    $ 7,675,934
                                            ===========    ===========    ===========
  EARNINGS PER SHARE                        $       .45    $       .31    $       .70
                                            ===========    ===========    ===========


                    See notes to consolidated financial statements.




INSITUFORM MID-AMERICA, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                                         Cumulative
                                                                                                           Foreign
                                            Common Stock                      Additional                  Currency
                                  Class A                  Class B             Paid-In       Retained     Translation
                            Shares       Amount      Shares       Amount       Capital       Earnings     Adjustment     Total
                            ------       ------      ------       ------     ----------      --------     ----------     -----
Balance at September
  30, 1991                 8,240,465     $61,805    2,472,988     $18,548    $18,141,776   $ 9,715,431    $      --   $27,937,560
Exercise of stock
 options                      18,134         136           --          --         80,354            --           --        80,490
Dividend to common
 stockholders                     --          --           --          --             --    (1,101,335)          --    (1,101,335)
Net income                        --          --           --          --             --     7,675,934           --     7,675,934
Foreign currency
  translation
  adjustment                      --          --           --          --             --            --     (145,675)     (145,675)
                          ----------     -------    ---------     -------     ----------    ----------    ---------    ----------
Balance at September
  30, 1992                 8,258,599      61,941    2,472,988      18,548     18,222,130    16,290,030     (145,675)   34,446,974
Exercise of stock
 options                      20,027         200           --          --        102,320            --           --       102,520
Four-for-three stock
 split                            --      20,645           --       6,182             --       (26,827)          --            --
Fractional share payout         (286)         (3)          (3)         --             --        (7,450)          --        (7,453)
Dividend to common
  stockholders                    --          --           --          --             --    (1,473,408)          --    (1,473,408)
Net income                        --          --           --          --             --     3,407,640           --     3,407,640
Foreign currency
  translation
  adjustment                      --          --           --          --             --            --     (159,425)     (159,425)
                           ---------     -------   ----------     -------     ----------    ----------     --------    ----------
Balance at September
  30, 1993                 8,278,340      82,783    2,472,985      24,730     18,324,450    18,189,985     (305,100)   36,316,848
Exercise of stock
 options                       1,002          10           --          --          9,509            --           --         9,519
Dividend to common
 stockholders                     --          --           --          --             --    (1,473,634)          --    (1,473,634)
Net income                        --          --           --          --             --     5,049,051           --     5,049,051
Foreign currency
  translation
  adjustment                      --          --           --          --             --            --      (26,030)      (26,030)
                          ----------     -------    ---------     -------    -----------   -----------    ---------   -----------
Balance at September 30,
  1994                     8,279,342     $82,793    2,472,985     $24,730    $18,333,959   $21,765,402    $(331,130)  $39,875,754
                          ==========     =======    =========     =======    ===========   ===========    =========   ===========
                                            See notes to consolidated financial statements.

INSITUFORM MID-AMERICA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      Years Ended September 30
                                                  1994          1993          1992
                                                  ----          ----          ----
Cash flows from operating activities:
Net income                                    $ 5,049,051   $ 3,407,640   $ 7,675,934
Adjustments to reconcile net income to
  net cash:
  Change in assets and liabilities, net
    of effects of acquisitions:
  Increase in accounts receivable                (322,045)   (1,510,375)   (3,339,766)
  Decrease (increase) in costs and
    estimated earnings in excess of
    billings on uncompleted contracts          (4,264,543)    2,690,735    (2,108,271)
  Decrease in insurance claim receivable        3,003,511            --            --
  Increase in inventory                        (1,351,674)     (980,734)     (490,439)
  Decrease (increase) in refundable
    income taxes                                  387,285      (637,648)     (208,865)
  Decrease (increase) in prepaid
    expenses and other current assets          (1,658,088)      (54,547)      235,976
  Increase in accounts payable                  2,912,712     1,094,731       752,889
  Increase (decrease) in accrued income
    taxes                                         396,199      (370,577)     (446,569)
  Increase (decrease) in accrued expenses       1,848,612      (306,095)      650,145
  Increase (decrease) in billings in
    excess of costs and estimated earnings
    on uncompleted contracts                     (410,155)      421,503        51,723
Depreciation                                    3,258,781     2,673,114     2,101,881
Amortization                                      686,977       601,818       552,052
Loss (gain) on sale of property and
 equipment                                          8,933        10,621       (12,916)
Deferred income tax provision                     283,531       136,638       327,317
Minority interest in income of con-
  solidated subsidiary                            575,501            --            --
Other                                             283,748            --            --
       Net cash provided by operating
         activities                            10,688,336     7,176,824     5,741,091
Cash flows from financing activities:
Increase in short-term bank borrowings          1,432,214     3,971,000     1,057,000
Retirement of long-term debt                           --      (359,768)      (88,011)
Dividends paid to common stockholders          (1,473,634)   (1,473,408)   (1,101,335)
Proceeds from exercise of stock options             9,519       102,520        80,490
Other                                                  --        (7,453)           --
                                               ----------    ----------    ----------
       Net cash provided by (used in)
         financing activities                     (31,901)    2,232,891       (51,856)
                                               ----------    ----------    ----------
Cash flows from investing activities:
Additions to property and equipment            (9,915,506)   (5,348,757)   (3,524,715)
Sub-license cost                                       --            --       (19,928)
Patent cost                                            --       (10,638)     (297,854)
Deferred non-compete cost                              --            --       (40,500)
Proceeds from sale of property and
 equipment                                        307,799       395,814        49,442
Acquisitions of businesses                             --    (3,689,635)   (5,030,041)
Other, net                                             --       174,813      (174,815)
                                               ----------    ----------    ----------
  Net cash used in investing activities        (9,607,707)   (8,478,403)   (9,038,411)
                                               ----------    ----------    ----------
Effect of exchange rate changes on cash           (26,030)     (159,425)       50,651
                                               ----------    ----------    ----------

Net increase (decrease) in cash and cash
  equivalents                                   1,022,698       771,887    (3,298,525)
Cash and cash equivalents, beginning of
  year                                          2,088,966     1,317,079     4,615,604
                                               ----------    ----------    ----------
Cash and cash equivalents, end of year        $ 3,111,664   $ 2,088,966   $ 1,317,079
                                              ===========   ===========   ===========




                    See notes to consolidated financial statements.






INSITUFORM MID-AMERICA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A--Summary of Significant Accounting Policies


       PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Insituform Mid-America, Inc. and its majority owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. Except as otherwise indicated herein, references to the "Company" are to Insituform Mid-America, Inc. and its subsidiaries.

       COMPANY'S ACTIVITIES: The Company utilizes various trenchless and other technologies for rehabilitation, new construction and improvement of pipeline systems, including sewers, gas lines, industrial waste lines, water line and oil field, mining and industrial process pipelines. The Company's trenchless technologies require little or no excavation and eliminate the need to replace deteriorating pipe. The work typically is performed under fixed-price contracts.

       REVENUE AND COST RECOGNITION: The Company recognizes revenue from contracts using the percentage of completion method of accounting. Percentage of completion is generally measured by the percentage of direct costs incurred for work completed to total estimated direct costs for each contract (cost-to-cost method). Project costs include direct and indirect labor, materials, equipment usage, subcontracts, royalties and other miscellaneous costs directly associated with a project. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

       ACCOUNTS RECEIVABLE: The Company regularly reviews its collection experience and does not believe an allowance for doubtful accounts is necessary.

       INVENTORY:  Inventory is stated at the lower of cost
(first-in, first-out) or market. The majority of inventory represents raw materials used in the installation processes.

       PREPAID EXPENSES AND OTHER CURRENT ASSETS: Prepaid expenses and other current assets at September 30, 1994 and 1993 were as follows:

                                                                1994          1993
                                                                ----          ----
Prepaid construction costs                                   $1,115,040    $  356,786
Prepaid value added tax                                         446,380            --
Prepaid expenses                                                329,254       108,090
Equity in joint venture                                          98,902       174,604
Other                                                           793,078       485,086
                                                              ---------     ---------
                                                             $2,782,654    $1,124,566
                                                             ==========    ==========

       PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.
Estimated useful lives are five to 40 years for buildings and improvements and three to 15 years for other depreciable assets.

       INTANGIBLE ASSETS: The cost of sub-license agreements is being amortized using the straight-line method over their estimated useful lives of five to 30 years. The excess of cost over the fair value of assets acquired is being amortized using the straight-line method over their estimated useful lives of 15 to 30 years. The cost of deferred non-compete contracts is being amortized using the straight-line method over a five year period. The cost of patents is being amortized using the straight-line method over their approximate useful lives, not to exceed their statutory life.

       INCOME TAXES: In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences

between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Effective October 1, 1993, the Company adopted Statement 109. The cumulative effect of that change in the method of accounting for income taxes was immaterial to the 1994 consolidated statements of income.

       Pursuant to the deferred method under APB Opinion 11, which was applied in fiscal 1993 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

       PENSION EXPENSE: The Company contributes to various multi-employer pension plans covering a majority of its construction craft employees. Pension expense is recorded when accrued, based on terms specified in union agreements. Pension expense charged to construction costs was $355,981, $227,407 and $231,647 for the years ended September 30, 1994, 1993 and 1992, respectively. The actuarial present value of vested and non-vested accumulated benefits, net assets available for benefits and assumed rates of return are not practicable to determine.

       RESEARCH AND DEVELOPMENT EXPENSES: The Company expenses research and development costs in the year incurred. Such costs include the cost of developing new installation processes for its licensed technologies.

       ACCRUED EXPENSES: Accrued expenses at September 30, 1994 and 1993 were as follows:

                                                                1994          1993
                                                                ----          ----
Construction costs                                           $5,394,840    $2,415,756
Other                                                         1,401,523     2,248,642
Accrued bonuses                                                  13,778       297,131
                                                             ----------    ----------
                                                             $6,810,141    $4,961,529
                                                             ==========    ==========

       FOREIGN CURRENCY TRANSLATION: In accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency
Translation, the assets and liabilities denominated in foreign currency are translated into U.S. dollars at the rate of exchange existing at year-end and revenues and expenses are translated at the average monthly exchange rates. Transaction gains (losses) included in income before taxes for the years ended September 30, 1994, 1993 and 1992 were $(9,642), $34,183 and $41,681, respectively.

       WARRANTIES: The Company's warranties of labor and material generally vary from one to three years after the work is completed, based on contract bid specifications or negotiated terms. The Company has not recognized any warranty expense because it has not experienced, and does not anticipate, any significant post-installation warranty claims.

       CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       RELATED PARTY TRANSACTIONS: During 1994, 1993 and 1992, a director of the Company was paid approximately $208,000, $209,000 and $219,000, respectively, for consulting services and related expenses.

       During 1994, the son of the Chairman of the Company and principal stockholder was paid approximately $91,000 for consulting services and related expenses.

       The Company's unsecured bank line of credit arrangement is maintained with a bank where a director of the Company is Chairman and a majority stockholder.


       RECLASSIFICATION: Certain amounts reported in prior years have been reclassified to conform with current year presentation.

Note B--Acquisitions

       On November 12, 1992, the Company acquired from Ashimori Industry Company Ltd. of Osaka, Japan (Ashimori) the exclusive license to offer the PALTEM-HL(R) and PALTEM-SZ(R) systems of pipeline rehabilitation in substantially all of North America and the exclusive right in the territory to utilize and sell materials manufactured by Ashimori for use in pipeline rehabilitation. The Company also acquired substantially all of the operating assets of Pipeline Rehabilitation Systems of Denver, Colorado, a company then engaged in the business of rehabilitation and improving pipelines in twelve states using the PALTEM-HL system. In connection with the transactions, which were accounted for as a purchase, the Company paid approximately $3,690,000 for equipment and inventory having a fair market value of approximately $2,090,000 and recorded $1,600,000 in excess of cost over fair value of net assets acquired.

       On October 15, 1991, the Company, through a wholly-owned subsidiary, acquired United Pipeline Systems Inc. (UPSI) of Edmonton, Alberta, Canada. UPSI offers the Tite Liner process of lining oil field and industrial process pipelines in Canada and internationally, except in the United States. In connection with the acquisition, the Company acquired all the outstanding stock of United Corrosion Corporation (UCC), the parent of UPSI, from the 19 former stockholders of UCC.

       In connection with the transaction, which was accounted for as a purchase, the Company paid Canadian $5,670,000 cash (or approximately U.S. $5,030,000) plus a promissory note in principal amount of Canadian $1,526,560 (or approximately U.S. $1,335,740). UCC's assets unrelated to the business of UPSI were sold to a corporation organized by UCC's former stockholders and the Company's promissory note was canceled in such transaction. In this transaction, the Company acquired property and equipment with a fair market value of $1,020,000, patents with a fair market value of $4,127,000, and a working capital deficit of $117,000.

       The consolidated statements of income include the acquired operations from the respective dates of acquisition. Unaudited pro forma results of operations, assuming the UPSI acquisition had occurred as of October 1, 1991 and the PALTEM acquisition had occurred as of October 1, 1992, are as follows:

                                                          1993                1992
                                                          ----               ------
 Contract revenues                                    $60,303,122         $69,189,268
Net income                                              3,372,857           7,171,266
Earnings per share                                            .31                 .66

   This pro forma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the periods presented and is not intended to be a projection of future results.

Note C--Earnings Per Share

   Earnings per share is based upon the weighted average number of shares of Class A and Class B common stock outstanding.

   Stock options were considered common stock equivalents for earnings per share purposes for all years presented.

   The weighted average number of common shares outstanding used in determining earnings per share for the years ended September 30, 1994, 1993 and 1992 was 11,101,593, 11,019,144 and 10,934,519,
respectively.


Note D--Contracts-In-Progress

   The following table summarizes the billing status of uncompleted contracts at September 30:

                                                          1993                1992
                                                          ----                ----
Contract costs incurred to date                       $21,030,395         $30,712,251
Estimated gross profits earned to date                  2,954,195          10,014,675
                                                      -----------         -----------
Contract revenues earned to date                       23,984,590          40,726,926
Less actual billings to date                           15,627,705          37,044,739
                                                      -----------         -----------
Excess of revenues earned over billings
 to date  $ 8,356,885                                 $ 3,682,187
                                                      ===========         ===========

   The excess of revenues earned over actual billings to date was included in the accompanying balance sheets at September 30 as:

                                                          1993                1992
                                                          ----                ----
Costs and estimated earnings in excess of
  billings on uncompleted contracts                    $8,419,956          $4,155,413
Billings in excess of costs and estimated
  earnings on uncompleted contracts                       (63,071)           (473,226)
                                                       ----------          ----------
                                                       $8,356,885          $3,682,187
                                                       ==========          ==========

   Claims included in revenues for the fiscal year ended September 30, 1993 were $1.3 million. No claims were included in revenues for the fiscal year ended
September 30, 1994.

Note E--Short-Term Borrowings

   The following table summarizes bank borrowings for the years 1994, 1993 and 1992, which were available under a line of credit arrangement.

                                                   1994          1993            1992
                                                   ----          ----            ----
Balance at end of year                          $6,460,214    $5,028,000    $1,057,000
Interest rate at end of year                          7.75%         6.00%         6.00%
Maximum amount outstanding during year          $6,753,000    $5,028,000    $6,366,052
Average amount outstanding during year          $4,187,071    $2,535,869    $1,604,661
Weighted average interest rate during
 year                                                 6.60%         6.00%         6.45%


       The Company paid interest associated with all borrowings in 1994, 1993 and 1992 of $272,414, $145,433 and $96,643,
respectively.

       At September 30, 1994, the Company had available for working capital purposes a $10,000,000 unsecured bank line of credit arrangement, including letters of credit. The arrangement provides for borrowings at the prime rate (7.75% at September 30, 1994) with interest payable monthly and no compensating balance requirements. At September 30, 1994, letters of credit in the aggregate amount of $2,605,301 were outstanding. The amount available under this agreement at September 30, 1994 was $934,485. Subsequent to September 30, 1994, the Company increased its unsecured bank line of credit arrangement to $13,000,000, which expires in December 1994. The Company has the ability and intent to renew this arrangement.


Note F--Income Taxes

   The components of income before income taxes and minority interest were as follows:

                                             1994           1993           1992
                                             ----           ----           ----
Domestic operations                       $7,612,176     $5,383,399     $ 9,925,102
Foreign operations                         1,351,566        338,311       2,193,871
                                          ----------     ----------     -----------
                                          $8,963,742     $5,721,710     $12,118,973
                                          ==========     ==========     ===========

       The provision for income taxes was comprised of the following:

                                             1994           1993           1992
                                             ----           ----           ----
Current:
   Federal                                $2,239,476      $1,578,000     $3,041,000
   State                                     519,219         318,903        374,643
   Foreign                                   692,598         280,529        669,744
                                          ----------      ----------     ----------
                                           3,451,293       2,177,432      4,085,387
                                          ----------      ----------     ----------
Deferred:
   Federal                                   285,724         125,000        176,000
   State                                      50,993           1,711         22,000
   Foreign                                   (53,186)          9,927        159,652
                                          ----------       ---------      ---------
                                             283,531         136,638        357,652
                                          ----------       ---------      ---------
                                          $3,734,824      $2,314,070     $4,443,039
                                          ==========      ==========     ==========

       Effective October 1, 1993, the Company adopted Statement 109. Statement 109 requires a change from the deferred method of accounting for income taxes under APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The cumulative effect of this change in accounting for income taxes was immaterial to the consolidated financial statements of the Company. The Company has not reflected a valuation allowance against its deferred tax assets.


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1994 were as follows:

Deferred tax assets:
   Employee benefits consisting principally of
       health, welfare and compensated absences                          $    29,836
   Uniform inventory capitalization                                          111,625
   Foreign tax credit carry-forward                                          108,583
   Uncompleted contract adjustment                                             9,426
                                                                         -----------
       Total gross deferred tax assets                                       259,470
                                                                         -----------
Deferred tax liabilities:
   Property and equipment, licenses and patents,
       principally due to differences in
       depreciation and amortization                                     (1,326,224)
   State income taxes                                                        (88,843)
                                                                         -----------
       Total gross deferred tax liabilities                               (1,415,067)
                                                                         -----------
       Net deferred tax liability                                        $(1,155,597)
                                                                         ============

       For the years ended September 30, 1993 and 1992, deferred
income tax expense of $136,638 and $357,652, respectively, resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes.  The sources and tax effects of those timing differences are presented below:
                                                          1993                   1992
                                                          ----                   ----
Depreciation and amortization                          $174,919               $432,169
Uniform inventory capitalization                        (52,334)               (56,288)
Other, net                                               14,053                (18,229)
                                                       --------               --------
                                                       $136,638               $357,652
                                                       ========               ========

       A reconciliation between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate of 34% to income before income taxes is as follows:

                                                   1994          1993         1992
                                                   ----          ----         ----
Provision for income taxes at
 statutory Federal rate                        $3,047,672     $1,945,381    $4,120,450
State and local taxes, net of
 Federal benefit                                  376,340        211,605       260,700
Foreign operations with tax rates
 lower than Federal rate                          (62,026)        (4,435)     (177,664)
Other foreign operations                          241,904        179,590       275,980
Other, net                                        130,934        (18,071)      (36,427)
                                               ----------     ----------    ----------
                                               $3,734,824     $2,314,070    $4,443,039
                                               ==========     ==========    ==========

       The cumulative amount of undistributed earnings of foreign subsidiaries for which U.S. Federal income taxes have not been provided were approximately $1,304,000 at September 30, 1994.

       The Company paid income taxes of $2,633,844, $3,202,146 and $4,587,861 for 1994, 1993 and 1992, respectively.

Note G--Leases

       The Company has entered into various noncancelable operating leases for a building, equipment and automobiles ranging over periods from two to ten years. Certain expenses applicable to the leases including taxes, insurance and repairs and maintenance, are also payable by the Company.

       Rent expense under long-term operating leases was $737,464, $706,345 and $703,286 for 1994, 1993 and 1992, respectively.

       Future minimum payments under noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at September 30, 1994:

             1995          $  680,557
             1996             434,226
             1997             205,530
             1998              36,097
             1999               3,173
                           ----------
                           $1,359,583

Note H--Commitments

       The Company has obtained the use of certain patent rights and know-how relative to methods, apparatuses and materials used in the Insituform and NuPipe processes of rehabilitation of sewers and pipe

through license agreements with subsidiaries of Insituform Technologies, Inc. Under the terms of its license agreements for the Insituform process, the Company must pay royalty fees from 8% to 9% of Insituform gross contract revenues, less deductions for certain preparatory and finishing costs. Under the terms of its license agreement for NuPipe, the Company must pay royalty fees equal to 6.75% of NuPipe gross contract revenues. Each of the license agreements for Insituform and NuPipe extends for the life of the licensed patent rights (each of which expires in 2011) and is cancelable either by the licensee upon written notice or by the licensor upon nonpayment of royalties or certain other events, as specified in the agreements.

       Pursuant to a License Agreement with Ashimori (the "PALTEM License"), the Company has been granted the exclusive rights to use the patents, trademarks and know-how related to the PALTEM-HL system (for all of North America) and PALTEM-SZ system (for all of the North America except the states of Connecticut, Maine, Maryland, Massachusetts, Rhode Island, Vermont and Virginia in the United States). In connection with the PALTEM License, the Company is obligated to pay royalties of 6% on PALTEM-HL installations and 7% on PALTEM-SZ installations. The PALTEM License also provides that if the Company does not purchase specified minimum amounts of PAL-Liner during periods specified in the agreement, the PALTEM License could be changed to a non-exclusive basis and, if such minimum purchases continue not to be met, the agreement could be terminated. The PALTEM License provides that the parties will enter into a separate supply agreement for materials used in PALTEM system installations, and a separate cross-license agreement for Ashimori's Apollo system of point repair and the Tite Liner system.

       The PALTEM License extends for an initial term of 15 years as to the PALTEM-HL system and for an initial term ending December 31, 1994 for the PALTEM-SZ system, provided, however, that the parties have agreed to make a good faith effort to agree prior to such date to an extension of the PALTEM-SZ license. In addition, the PALTEM License is subject to termination in the event of specified defaults.

Note I--Common Stock

       Except in elections of directors, the holders of the Class A and Class B common stock vote together as a singe class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to one vote. The holders of Class B common stock are entitled to elect 55% of the members of the Board of Directors (rounded up to the nearest whole number) and the holders of Class A common stock are entitled to elect the remainder.

       The holders of Class A common stock are entitled to a cash dividend in an amount equal to at least 110% of any cash dividend paid on Class B common stock. The holders of Class A common stock also are entitled to a liquidation preference equal to the initial public offering price per share of $8.00, before any liquidating distribution on Class B common stock prior to January 1, 1997. Each share of Class B common stock is convertible by the holder into one share of Class A common stock at any time. If the number of shares of Class B common stock outstanding is less than 12-1/2% of the aggregate number of outstanding shares of both classes of common stock, then all Class B common stock shall be automatically converted into Class A common stock. Holders of Class A common stock have no conversion rights.

Note J--Significant Customers

       Revenues from major customers (including direct and indirect contracts), representing at least 10% of total annual contract revenues, were as follows for the years ended September 30:

                                                   1994          1993         1992
                                                   ----          ----         ----
Metropolitan St. Louis
 Sewer District                                $14,314,000    $11,665,000  $ 9,643,000
City of Houston, Texas                                  --             --   11,308,000
                                               -----------    -----------  -----------
                                               $14,314,000    $11,665,000  $20,951,000
                                               ===========    ===========  ===========


Note K--Stock Option Plan

       During 1986, the Company established the Insituform Mid-America, Inc. Stock Option Plan (Plan) which, as amended, provides for the granting to employees, officers and directors of the Company options to purchase a maximum of 1,000,000 shares of Class A common stock. The Plan provides for granting of incentive stock options and non-qualified stock options.

       All options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the Class A common stock on the date of grant. In lieu of exercise, the optionee may request payment of a stock appreciation right measured as of the date of the request, subject to approval by the Stock Option Committee. Changes in the number of shares subject to options for the years ended September 30 are summarized as follows:

                                        1994                1993                1992
                                        ----                ----                ----
                                             Shares             Shares               Shares
                                             Subject            Subject              Subject
                                Average        To     Average   To       Average     To
                                Price        Option   Price     Option   Price       Option
                                -------      -------  -------   -------  -------     -------
Beginning of year               $ 9.00       350,580  $ 7.83    271,780  $ 4.82      169,287
Options granted                  13.14        29,400   11.50    100,000   11.25      120,626
Options exercised                 9.50        (1,002)  5.38     (20,027)  4.50       (18,133)
Options cancelled                10.39        (5,070) 11.25      (1,173)   --           --
End of year                       9.31       373,908    9.00    350,580   7.83       271,780
                                ======       =======  ======    =======   =====      =======
Exercisable at year-end                      226,888            174,603              159,653


       There was no expense recorded with respect to the Plan for 1994, 1993 and 1992.

Note L--Profit-Sharing Plan

       The Company maintains a profit-sharing plan for employees not covered by a collective bargaining agreement. Employer contributions are discretionary and may be made from current or accumulated net profits at the discretion of the Company's Board of Directors. The Company did not record any profit-sharing expense for 1994. For 1993 and 1992, the Company recorded profit-sharing expense of $200,000 and $230,000, respectively.

Note M--Litigation

       The Company has been cited by the U.S. Occupational Safety and Health Administration (OSHA) for alleged violations of the Occupational Safety and Health Act of 1970 in connection with a jobsite accident. OSHA has assessed penalties aggregating approximately $1,000,000 arising out of the accident. The Company believes that OSHA's allegations neither accurately reflect the facts and circumstances of the accident nor accurately characterize the Company's strong safety program and commitment thereto. The Company also is involved in other litigation arising in the ordinary course of business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions (including the OSHA citation) will not materially affect the financial position of the Company.

Note N--Segment Information

       The Company's operations consist of a single business segment which applies various trenchless technologies, principally the Insituform process, to solve problems requiring rehabilitation, new construction and improvement of pipeline systems including sewers, industrial waste lines, water lines and oil field, mining and industrial process pipelines.

       Information concerning the Company's geographic segments for the years ended September 30, was as follows:

                                                   1994          1993         1992
                                                   ----          ----         ----
Contract Revenues:
   United States                               $64,617,104   $54,652,542  $59,591,684
   Canada                                        7,201,951     5,621,272    7,053,206
   Latin America                                 3,740,233            --           --
   Other areas                                          --        48,300      286,850
   Eliminations                                   (279,959)     (236,328)    (241,836)
                                               -----------   -----------  -----------
                                               $75,279,329   $60,085,786  $66,689,904
                                               ===========   ===========  ===========

                                                     1994        1993         1992
                                                     ----        ----         ----
Income From Operations:
   United States                                  $7,001,687  $4,924,332  $ 9,975,243
   Canada                                          1,721,385   1,091,034    2,330,335
   Latin America                                     481,567          --           --
   Other areas                                            --     (14,532)     (47,463)
                                                  ----------  ----------  -----------
                                                  $9,204,639  $6,000,834  $12,258,115
                                                  ==========  ==========  ===========

                                                   1994          1993         1992
                                                   ----          ----         ----
Identifiable Assets:
   United States                               $55,745,124   $51,646,959  $43,930,662
   Canada                                        8,649,246     8,035,778    7,363,694
   Latin America                                 7,245,451            --           --
   Other areas                                          --         4,800      161,420
   Eliminations                                 (7,760,886)   (6,751,913)  (6,339,700)
                                               -----------   -----------  -----------
                                               $63,878,935   $52,935,624  $45,116,076
                                               ===========   ===========  ===========

Note O--Subsequent Event

       In November 1994, the Company announced the proposed acquisition of the pipeline rehabilitation business of ENVIROQ Corporation ("Enviroq"), including Enviroq's Insituform process business which is conducted by its Insituform Southeast, Inc. subsidiary. Insituform Southeast, Inc. operates in a licensed territory consisting of Alabama, Florida, Georgia, North Carolina and South Carolina. It also owns 42.5% of Midsouth Partners, which is the licensee of the Insituform process in Tennessee, most of Kentucky and northern Mississippi.

       Under the terms of the proposed transaction, all assets and liabilities related to Enviroq's interest in Synox Corporation (a development stage company which is engaged in the business of developing and testing a process for the treatment of municipal wastewater "sludge"), and its ownership interest in SPRAYROQ Corporation (a development stage company which offers a spray-applied resinous product used in rehabilitation of manholes, among other applications) will be transferred to a newly organized subsidiary, the stock of which will be distributed to Enviroq's stockholders, immediately prior to the transaction with the Company. In addition, Enviroq will transfer $500,000 cash and the currently undeveloped portion of the real estate which it owns in Jacksonville, Florida to the corporation to be spun-off.

       Pursuant to the proposed transaction, which will be accounted for as a purchase, the Company has agreed to pay $15.25 million cash. In addition, it has agreed to issue a $3 million five-year subordinated promissory note in consideration for a covenant not to compete and enter into an agreement for consulting services providing for the Company's payment of $1 million over five years. Completion of the transaction is subject to customary closing conditions, including approval by the stockholders of Enviroq.

                             INSITUFORM MID-AMERICA, INC.

                         CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             June 30     September 30
                                                                              1995           1994
                                                                              ----           ----
                                                                           (unaudited)
ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                            $ 2,924,814    $ 3,111,664
    Accounts receivable                                                   16,857,017     15,770,080
    Costs and estimated earnings in excess of
     billings on uncompleted contracts                                    14,714,348      8,419,956
    Prepaid/refundable income taxes                                          418,739        521,272
    Inventory                                                              5,376,083      2,938,463
    Prepaid expenses and other current assets                              4,485,481      2,782,654
                                                                         -----------    -----------
       TOTAL CURRENT ASSETS                                               44,776,482     33,544,089
                                                                         -----------    -----------
PROPERTY AND EQUIPMENT                                                    51,116,101     34,025,871
Less accumulated depreciation                                             21,979,637     12,018,479
                                                                         -----------    -----------
       TOTAL PROPERTY AND EQUIPMENT                                       29,136,464     22,007,392
                                                                         -----------    -----------
LICENSE COSTS                                                              1,872,686      1,770,546
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED                      6,303,878      2,141,353
DEFERRED NON-COMPETE EXPENSE                                               3,669,200        923,046
PATENTS                                                                    3,255,805      3,492,509
OTHER                                                                      2,905,538             --
                                                                         -----------    -----------
       TOTAL OTHER ASSETS                                                 18,007,107      8,327,454
                                                                         -----------    -----------
                                                                         $91,920,053    $63,878,935
                                                                         ===========    ===========



                                                                                            (Continued)

                        See notes to condensed consolidated financial statements.


INSITUFORM MID-AMERICA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS--(Continued)

                                                                             June 30     September 30
                                                                              1995           1994
                                                                              ----           ----
                                                                           (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Notes payable to banks                                               $12,726,000    $ 6,460,214
    Subordinated promissory note                                           3,000,000             --
    Current portion of long-term debt                                      1,529,528             --
    Accounts payable                                                       8,413,659      8,181,616
    Dividends payable                                                        157,282             --
    Accrued income taxes                                                     132,801        411,249
    Accrued expenses                                                       4,963,449      6,810,141
    Billings in excess of costs and estimated earnings
       on uncompleted contracts                                              140,939         63,071
                                                                          ----------     ----------
       TOTAL CURRENT LIABILITIES                                          31,063,658     21,926,291
                                                                          ----------     ----------
LONG-TERM LIABILITIES
    Long-term debt less current portion                                   14,024,344             --
    Minority interest                                                      1,390,902        575,501
    Deferred income taxes                                                  1,018,293      1,217,641
    Other                                                                    890,872        283,748
                                                                          ----------     ----------
       TOTAL LONG-TERM LIABILITIES                                        17,324,411      2,076,890
                                                                          ----------     ----------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY
    Preferred Stock--$.01 par value, 500,000 shares authorized,
       none issued or outstanding                                                 --             --
    Common Stock:
       Class A--$.01 par value, 13,000,000 shares authorized,
          8,310,046 shares issued and outstanding at
          June 30, 1995, 8,279,342 shares issued and outstanding
          at September 30, 1994                                               83,100         82,793
       Class B--convertible $.01 par value, 6,000,000 shares
          authorized, 2,472,985 shares issued and outstanding                 24,730         24,730
    Additional paid-in capital                                            18,564,514     18,333,959
    Retained earnings                                                     25,245,279     21,765,402
    Cumulative translation adjustments                                      (385,639)      (331,130)
                                                                         -----------    -----------
       TOTAL STOCKHOLDERS' EQUITY                                         43,531,984     39,875,754
                                                                         -----------    -----------
                                                                         $91,920,053    $63,878,935
                                                                         ===========    ===========


                        See notes to condensed consolidated financial statements.


INSITUFORM MID-AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                                Nine Months Ended
                                                                                      June 30
                                                                                 1995          1994
                                                                                 ----          ----
Contract revenues                                                           $77,611,419    $54,292,881
Cost of contract revenues                                                    57,270,715     39,182,517
                                                                            -----------    -----------
Gross profit                                                                 20,340,704     15,110,364
Costs and expenses:
    General and administrative expenses                                       7,856,049      6,323,656
    Selling expenses                                                          2,523,701      2,353,575
    Research and development expenses                                           768,054         37,782
                                                                             ----------     ----------
                                                                             11,147,804      8,715,013
                                                                            -----------    -----------
Income from operations                                                        9,192,900      6,395,351
Interest income                                                                 100,528         43,475
Interest expense                                                               (782,679)      (182,773)
Joint venture income                                                            385,011        143,865
Other expense                                                                  (153,308)      (248,500)
                                                                            -----------     ----------
Income before income taxes and minority interest                              8,742,452      6,151,418
Provision for income taxes                                                    2,972,435      2,337,539
                                                                            -----------     ----------
Income before minority interest                                               5,770,017      3,813,879
Minority interest in income of consolidated subsidiary                         (814,501)       (70,981)
                                                                            -----------     ----------
Net income                                                                  $ 4,955,516    $ 3,742,898
                                                                            ===========    ===========
Net income per common share                                                        $.45           $.34


                        See notes to condensed consolidated financial statements.






INSITUFORM MID-AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
                                                                                Nine Months Ended
                                                                                     June 30
                                                                                 1995        1994
                                                                                 ----        ----
Cash flows from operating activities:
    Net income                                                           $  4,955,516   $  3,742,898
    Adjustments to reconcile net income to net cash:
       Decrease in accounts receivable                                      1,249,920      2,254,370
       Increase in costs and estimated earnings in excess
          of billings on uncompleted contracts                             (4,490,518)    (2,683,917)
       Decrease in insurance claim receivable                                      --      3,003,511
       Decrease in prepaid/refundable income taxes                            215,213         52,793
       Increase in inventory                                               (1,567,622)       (46,807)
       Increase in prepaid expenses and other current assets                 (898,876)      (906,063)
       Increase (decrease) in accounts payable                               (689,959)       719,009
       Increase in dividends payable                                          157,282             --
       Increase (decrease) in accrued income taxes                           (278,448)       177,982
       Decrease in accrued expenses                                        (3,348,045)      (572,487)
       Increase (decrease) in billings in excess of costs and
          estimated earnings on uncompleted contracts                          77,868       (419,084)
       Depreciation                                                         3,548,053      2,224,429
       Amortization                                                           686,692        502,091
       Gain on sale of property and equipment                                  (7,158)        (3,877)
       Deferred income tax provision                                         (199,348)        (6,095)
       Minority interest in income of consolidated subsidiary                 815,401         70,981
       Other, net                                                            (497,088)            --
                                                                         ------------   ------------
          Net cash provided (used) by operating activities                   (271,117)     8,109,734
                                                                         ------------   ------------
Cash flows from financing activities:
    Increase (decrease) in notes payable to banks                           6,815,333     (1,015,000)
    Increase in long-term debt                                             15,250,000             --
    Repayment of current portion of long-term debt                           (151,310)            --
    Increase in subordinated promissory note                                3,000,000             --
    Dividends paid to common stockholders                                  (1,475,639)    (1,473,629)
    Proceeds from exercise of stock options                                   230,862          9,519
    Proceeds from minority interest participation                                  --        400,000
                                                                         ------------   ------------
          Net cash provided (used) by financing activities                 23,669,246     (2,079,110)
                                                                         ------------   ------------
Cash flows from investing activities:
    Additions to property and equipment                                    (5,342,721)    (5,671,136)
    Proceeds from sale of property and equipment                              162,251        233,758
    Acquisition of business                                               (18,250,000)            --
    Increase in license costs                                                (100,000)            --
                                                                         ------------   ------------
          Net cash used by investing activities                           (23,530,470)    (5,437,378)
                                                                         ------------   ------------
Effect of exchange rate changes on cash                                       (54,509)       (82,003)
                                                                         ------------   ------------
Net increase (decrease) in cash and cash equivalents                         (186,850)       511,243
Cash and cash equivalents at September 30                                   3,111,664      2,088,966
                                                                         ------------   ------------
Cash and cash equivalents at June 30                                     $  2,924,814   $  2,600,209
                                                                         ============   ============
Supplemental cash flow information:
    Interest paid                                                        $    405,138   $    181,972
    Income taxes paid                                                       3,068,084      2,256,650
                        See notes to condensed consolidated financial statements.

                                                  F-59

INSITUFORM MID-AMERICA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.  Condensed Consolidated Financial Statements

       The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included elsewhere in this Joint Proxy Statement/Prospectus for the fiscal year ended September 30, 1994.

       Operating results for the nine months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1995.

2.  Computation of Income Per Share

       Net income per common share was computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period.

                                                     Nine Months Ended
                                                         June 30,
                                                     1995          1994
                                                     ----          ----
Weighted average number shares
  outstanding                                    11,088,223  11,117,438


3.  Legal Proceedings

       By letters, dated April 4, 1995, Insituform North America Corp. and NuPipe, Inc., subsidiaries of Insituform Technologies, Inc. ("ITI"), notified Insituform Southeast, Inc. and NuPipe Southeast Corporation, then subsidiaries of Enviroq Corporation ("Enviroq"), that the ITI subsidiaries refused to grant their consent under the Insituform and NuPipe license agreements with the subsidiaries of Enviroq to the transactions contemplated by the acquisition agreement under which the Company acquired the pipeline rehabilitation business of Enviroq. On April 4, 1995, Insituform North America Corp. and NuPipe, Inc. (collectively, the "ITI Plaintiffs") filed a Complaint for Declaratory Relief (the "Declaratory Action") against Insituform Southeast, Inc., NuPipe Southeast Corporation, Enviroq and the Company in the Chancery Court for the Thirtieth Judicial District at Memphis, Shelby County, Tennessee. In the Declaratory Action, the ITI Plaintiffs are seeking a declaratory judgment that they were within their rights to refuse to consent under Insituform and NuPipe license agreements with subsidiaries of Enviroq, to the transactions contemplated by the acquisition agreement, and that they possess all legal rights under such agreements arising out of the failure by the respective licensees to obtain such consent. The defendants have caused the Declaratory Action to be removed to Federal District Court for the Western District of Tennessee. Pursuant to agreements between the parties to the Declaratory Action, the proceedings have been stayed by Court order until the earlier to occur of the completion of the proposed merger (the "Merger") with ITI Acquisition Corp., as a result of which the Company would become a wholly-owned subsidiary of ITI (see Note 6), or January 31, 1996. The parties also have agreed to take no further legal action with respect to the ITI Plaintiffs' failure to grant consent, in the Declaratory Action or otherwise, through the earlier to occur of the Merger or the termination of the related Agreement and Plan of Merger prior to the Merger.

       Insitu, Inc. ("Insitu"), one of the three partners in MidSouth Partners, a Tennessee general partnership, has filed a demand for arbitration claiming that E-MidSouth, Inc. ("E-MidSouth"), another partner in MidSouth Partners and a wholly-owned subsidiary of Insituform Southeast, Inc. (an indirect wholly-owned subsidiary of the Company), has breached the partnership agreement by Enviroq's entering into the

acquisition agreement with the Company. E-MidSouth denies that it has breached the partnership agreement. The arbitration proceeding has been stayed until October 2, 1995 by consent of the parties.

       Pursuant to citations issued December 15, 1993, the Occupational Safety and Health Administration, Kansas City Area Office ("OSHA"), alleged that the Company and its subsidiaries violated certain provisions of the Occupational Safety and Health Act of 1970 in connection with rehabilitation activities in Kansas City, Missouri in June 1993. The allegations related to an accident in which one of the employees of a Company subsidiary was swept away and drowned in a flash flood resulting from a sudden and torrential thunderstorm. OSHA alleged that the subsidiary's safety procedures were inadequate and assessed penalties aggregating approximately $1 million. The Company believes that OSHA's allegations neither accurately reflected the facts and circumstances of the accident nor accurately characterized the Company's strong safety program and commitment thereto. The Company cooperated fully with OSHA in its investigation and does not believe that the allegations were warranted. To avoid the costs and uncertainties of defending the citations in adversarial proceedings, the Company settled this claim in July 1995 by agreeing to pay OSHA an aggregate of $325,000 in equal semi-annual installments through January 1997.

       Pursuant to a complaint filed August 1, 1995, Enviroq Corporation (formerly, New Enviroq Corporation; "New Enviroq") initiated an action in the Circuit Court of Jefferson County, Alabama, for a judgment on the $3.0 million Subordinated Promissory Note (the "Subordinated Note") issued in connection with the Company's acquisition of Insituform Southeast, Inc. and related corporations in April 1995 (the "Enviroq Acquisition"). New Enviroq claims that the Company is in default under the Subordinated Note. The Company denies liability and intends to vigorously defend the suit and pursue claims against New Enviroq arising out of the Enviroq Acquisition, including New Enviroq's obligations under the acquisition agreement. In the Company's opinion, the ultimate resolution of this litigation will not have a material adverse effect upon the Company's financial condition or results of operations.

4.  Long-Term Debt

       As of June 30, 1995, the Company was in default under the tangible net worth covenants in its term loan agreement, for which the lenders have granted a waiver. The Company's lenders also have waived the event of default arising out of developments with respect to the Company's $3.0 million Subordinated Note as described in Note 7.

5.  Acquisition

       On April 18, 1995, the Company completed the acquisition of the pipeline rehabilitation business of Enviroq, including Enviroq's Insituform process business which is conducted by its Insituform Southeast, Inc. subsidiary. Insituform Southeast, Inc. operates in a licensed territory consisting of Alabama, Florida, Georgia, North Carolina and South Carolina. It indirectly also owns 42.5% of Midsouth Partners, which is the licensee of the Insituform process in Tennessee, most of Kentucky and northern Mississippi.

       Under the terms of the transaction, all assets and liabilities related to Enviroq's interest in Synox Corporation (a development stage company which is engaged in the business of developing and testing a process for the treatment of municipal wastewater "sludge"), and its ownership in SPRAYROQ Corporation (a development stage company which offers a spray-applied resinous product used in rehabilitation of manholes, among other applications) were transferred to a newly organized subsidiary, the stock of which was distributed to Enviroq's stockholders immediately prior to the transaction with the Company. In addition, Enviroq transferred $500,000 cash and the undeveloped portion of real estate which it owned in Jacksonville, Florida to the corporation spun-off.


       Pursuant to the transaction, which was accounted for as a purchase of stock, the Company paid $15.25 million cash and issued a $3.0 million five-year subordinated promissory note in consideration for a covenant not to compete and entered into an agreement for consulting services providing for the Company's payment of $1 million over five years. See Note 7 for information regarding demands made for payment under the Subordinated Note.

       The condensed consolidated statements of income include the Enviroq operations from the dates the respective stock was acquired. Unaudited pro forma results of operations, assuming the above-described acquisition had occurred at October 1, 1993 are as follows:

                                                     Nine Months Ended
                                                          June 30
                                                     1995            1994
                                                     ----            ----

Contract revenues                              $89,663,163         $70,849,130
Net income                                       4,272,540           3,902,226
Earnings per share                                     $.39                $.35

       This pro forma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined as of October 1, 1993, and is not intended to be a projection of future results.

       See Note 3 for a description of the moratorium on rights in dispute, including with respect to the Insituform licenses of Enviroq's subsidiaries as a result of the consummation of the transaction without ITI's consent and information concerning arbitration proceedings initiated by one of the partners of MidSouth Partners alleging an event of default by the Enviroq subsidiary partner thereto.

6.  Merger Agreement

       The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 23, 1995, by and among the Company, Insituform Technologies, Inc. ("ITI"), and ITI Acquisition Corp. ("ITI Sub"), a wholly-owned subsidiary of ITI, providing for the merger of ITI Sub into the Company, as a result of which the Company would become a wholly-owned subsidiary of ITI. Pursuant to the terms of the Merger Agreement, holders of the Class A Common Stock of the Company would be entitled to receive
1.15 shares of Class A Common Stock of ITI ("ITI Stock") for each share of the Company's Class A Common Stock held. In connection with the Merger, the holders of the Company's Class B Common Stock have agreed to convert their shares into Class A Common Stock on a share-for-share basis immediately prior to the consummation of the Merger.

       It is anticipated that the Merger will constitute a tax-free reorganization under federal income tax laws and, accordingly, holders of IMA Class A Common Stock would not recognize taxable gain or loss upon their receipt of ITI Stock in the Merger. In addition, it is anticipated that the Merger would be accounted for using the pooling-of-interests method of accounting.

       Consummation of the Merger is subject to customary closing conditions, including approval by the respective stockholders of the Company and ITI. Pending completion of the Merger, the Company and ITI agreed to certain covenants relating to the operation of their respective businesses. The Merger Agreement also provides that it may be terminated prior to closing under certain circumstances, including if the closing has not occurred by January 31, 1996.



7.  Subsequent Event

       By letter, dated July 14, 1995, counsel for New Enviroq alleged that a default had occurred with respect to the payment of the interest due to New Enviroq on June 30, 1995 under the Subordinated Note in the principal amount of $3.0 million issued by the Company in April 1995 in connection with the acquisition described in Note 5. New Enviroq demanded payment of such interest installment and purported to declare the entire principal due and payable. The Company advised New Enviroq that such purported acceleration was improper and directed New Enviroq to withdraw it. On August 1, 1995, New Enviroq filed a lawsuit against the Company in the Circuit Court of Jefferson County, Alabama, seeking a judgment in respect of the Company's alleged default under the Subordinated Note.

       The Company believes it is not in default under the Subordinated Note and intends to vigorously defend the lawsuit and pursue claims against New Enviroq arising out of the Enviroq Acquisition, including New Enviroq's obligations under the acquisition agreement. The Company's senior lenders have waived the event of default under the Company's principal financing agreements which otherwise would have occurred as a result of New Enviroq's actions in respect of the Subordinated Note. The Company is seeking to negotiate a mutually acceptable resolution regarding the status of the Subordinated Note. Pending such resolution, the Company classified the obligation as a current liability in the accompanying balance sheet. In the Company's opinion, the ultimate resolution thereof will not have a material adverse effect upon the Company's financial condition or results of operations.


             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

       The following Unaudited Pro Forma Combined Condensed Financial Statements are presented to illustrate the financial statement effect of the Merger. The pro forma financial statements have been prepared assuming that the Merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the historical financial statements of the combining companies are retroactively combined (after adjustments to eliminate intercompany balances and transactions, and to conform reporting periods and accounting methods) as if the companies had operated as a single entity for the periods presented. Certain historical financial data of IMA have been reclassified to conform to ITI's accounting policies.

       The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet combines the balance sheets of ITI and IMA as of June 30, 1995. The Unaudited Pro Forma Combined Condensed Statements of Operations combine the statements of operations of ITI and the statements of operations of IMA for the years ended December 31, 1994, 1993, and 1992 and the six months ended June 30, 1995 and 1994.

       The Unaudited Pro Forma Combined Condensed Financial Statements are based upon the historical financial statements of ITI and the historical financial statements of IMA. The primary historical financial statements of IMA are prepared on the basis of a fiscal year ending September 30. Following the consummation of the Merger, IMA's assets, liabilities and results of operations will be consolidated with ITI's on the basis of a calendar year ending December 31. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the respective historical financial statements of ITI and IMA which are contained elsewhere in this Joint Proxy Statement/Prospectus, the related notes thereto and the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

       In addition to the Merger, the accompanying Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1994 and the six months ended June 30, 1995 and 1994 also illustrate management's current estimate of the financial statement effect of the Enviroq Acquisition completed by IMA in April 1995, which has been accounted for under the purchase method of accounting. The accompanying Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1994 and for the six months ended June 30, 1995 and 1994 adjust the historical consolidated statements of operations of IMA as if the Enviroq Acquisition had become effective at the beginning of each such period. Further, the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1994 and for the six months ended June 30, 1994 adjust the historical Consolidated Statement of Operations of ITI as if its acquisition of Gelco Services, Inc. ("Gelco") and affiliates (which was completed in October 1994) had become effective at the beginning of such period.

       The following Unaudited Pro Forma Combined Condensed Financial Statements have been included as required by the rules of the Commission and are provided for comparative purposes only. The pro forma financial statements do not purport to be indicative of the results of which would have been obtained if the transactions, in fact, had been effected on the date or dates indicated or which may be obtained in the future.

INSITUFORM TECHNOLOGIES, INC.
AND
INSITUFORM MID-AMERICA, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
At June 30, 1995
(in thousands)
                                  ITI          IMA          Pro forma          Midsouth        Pro forma       Pro forma
                                  Historical   Historical   Adjustments(1)   Historical(2) Adjustments(3) Combined
                                  ----------   ----------   --------------   ------------- -------------  ---------
ASSETS
Current:
  Cash and cash
   equivalents                    $ 10,553     $ 2,925      $                  $  241         $                $ 13,719
  Marketable securities                  1           0                                                                1
  Receivables--net                  42,740      31,571      (1,757)(A)          2,277          (153)(A)          74,678
  Income tax refundable              1,678         419                                                            2,097
  Inventories                        8,197       5,376         (25)(C)            432                            13,980
  Deferred income taxes              2,256           0       2,800 (C)                                            5,056
  Prepaid expenses and
    miscellaneous                    5,477       4,486      (1,070)(C)            116                             9,009
                                  --------     -------      -------            ------         -----            --------
  Total current assets              70,902      44,777         (52)             3,066          (153)           118,540
Property and equipment,
 net                                30,646      29,136      (3,331)(C)          1,319                           57,770
Other assets:
 Intangibles                        56,106      15,102        (855)(C)             42                           69,931
                                                              (464)(D)
 Investments in licensees
  and affiliated companies           1,940       1,519                                        (2,038)(B)         1,421
  Deferred income taxes              1,586           0                                                           1,586
  Other                              3,640       1,386       (138)(C)                                            4,888
                                  --------     -------      ------             ------          -----           --------
  Total other assets                63,272      18,007      (1,457)                42          (2,038)          77,826
                                  --------     -------      ------             ------           -----          --------
  Total assets                    $164,820     $91,920      $(4,840)           $4,427         $(2,191)         $254,136
                                  ========     =======      =======            ======         =======          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable
  and accruals                    $ 20,636     $13,675      $(1,757)(A)        $  811         $  (153)(A)     $ 41,293
                                                              8,081 (C)
 Income taxes payable                1,945         133                                                           2,078
 Deferred income taxes                 536           0                                                             536
 Notes payable and current
  maturities of long-term
  debt                               7,285      17,256                             49                           24,590
                                  --------     -------      -------            ------         -------          --------
 Total current liabilities          30,402      31,064       6,324                860           (153)           68,497


Long-term debt,
 less current maturities  53,131         14,024                               22                                    67,177
Deferred income taxes         1,073       1,018                                                                      2,091
Other                           0           891                                                                        891
  Total liabilities          84,606      46,997         6,324                882           (153)                   138,656
                           -------      -------       -------             ------         -------                  --------
Minority interests            2,345       1,391                                           1,507(B)                   5,243
                           -------      -------       -------             ------         -------                  --------
Stockholders' equity:
  Common stock                 144          108            16 (B)                                                      268
  Additional paid-in
   capital                  45,867       18,565           (16)(B)                                                   64,416
  Retained earnings         36,295       25,245       (10,700)(C)          3,545        (3,545)(B)                  50,376
                                                         (464)(D)
                           -------      -------       -------             ------        ------                    --------
                            82,306       43,918       (11,164)             3,545        (3,545)                    115,060
  Treasury stock                  0           0                                                                        0
  Cumulative foreign
    currency translation
    adjustments               (813)        (386)                                                                    (1,199)
  Note receivable from
    affiliates              (3,624)           0                                                                     (3,624)
  Unrealized gain on
   investments available
   for sale                       0           0                                                                         0
                           --------     -------       -------             ------        ------                    --------
 Total stockholders'
  equity                     77,869      43,532       (11,164)             3,545        (3,545)                    110,237
                           --------     -------       -------             ------        ------                    --------
Total liabilities
 and stockholders'
 equity                    $164,820     $91,920       $(4,840)            $4,427       $(2,191)                   $254,136
                           ========     =======       =======             ======       =======                    ========




INSITUFORM TECHNOLOGIES, INC.
AND
INSITUFORM MID-AMERICA, INC.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

Basis of Presentation

       Reference is made to the material following the caption
"Unaudited Pro Forma Combined Condensed Financial Information."

(1) Pro forma adjustments and eliminations to effect the Merger are as follows:

       (A)   To eliminate intercompany balances.

       (B) To reflect the issuance of ITI Common Stock for the IMA Class A Common Stock.

       (C) To record estimated restructuring provisions, net of income tax benefit, and the estimated expense of the Merger as if the transaction had occurred at the balance sheet date.

       (D) To reflect the recharacterization of the net of tax gain recognized by ITI upon the sale of its holdings in Enviroq as a reduction of the purchase consideration paid by IMA, resulting in a reduction of goodwill.

(2) At June 30, 1995, a 15% general partnership interest in Midsouth Partners, a domestic Insituform licensee, was held by a subsidiary of ITI, and a 42.5% interest therein was held by a subsidiary of Enviroq. As a result of the Enviroq Acquisition, the pro forma statements reflect a majority ownership (57.5%) in Midsouth Partners as held by the combined ITI/IMA. See "Business of ITI-Investments" below for a description of arbitration proceedings brought by the remaining partner of Midsouth Partners alleging an event of default by Enviroq under the partnership agreement of Midsouth Partners as a result of entering into the Enviroq Agreement, and the purported exercise by such partner of its alleged rights as a non-defaulting partner to name a majority of the members of the management committee of Midsouth Partners, an action to which both ITI and Enviroq have objected.

(3) Eliminations to effect the consolidation of Midsouth Partners are as follows:

       (A)   To eliminate intercompany balances.

       (B) To reflect minority interests and the elimination of ITI's and Enviroq's equity-method investments in Midsouth.


                                      INSITUFORM TECHNOLOGIES, INC.
                                                   AND
                                      INSITUFORM MID-AMERICA, INC.

                                      UNAUDITED PRO FORMA COMBINED
                                        STATEMENTS OF OPERATIONS
                                  (in thousands, except per share data)
                                                     Six Months Ended June 30, 1995
                                     ITI          IMA       Enviroq       Pro forma           Pro Forma
                                  Historical   Historical   Historical    Adjustments(2)         IMA
                                  ----------   ----------   ----------    --------------      ---------
Revenues                          $83,446      $51,493      $6,843                            $58,336
Operating costs and
 expenses:
  Cost of revenues                 53,243       38,230       6,070                             44,300
  Selling, general and
    administrative                 17,254        7,563       1,165           362(A)             9,090
  Research and development          3,315          702          24                                726
  Merger and restructuring
    costs                               0            0           0                                  0
                                  -------      -------      ------        ------              -------
       Total operating costs
         and expenses              73,812       46,495       7,259           362               54,116
                                  -------      -------      ------        ------              -------
Operating income                    9,634        4,998        (416)         (362)               4,220
Other income (expense)             (4,783)        (333)        (85)         (389)(B)             (807)
                                  -------      -------      ------        ------              -------
  Income before taxes on
    income                         4,851         4,665         (501)        (751)               3,413
Taxes on income                    1,911         1,710         (104)        (265)(C)            1,341
                                  -------      -------      ------        ------              -------
  Income before minority
    interests and equity in
    earnings of associated
    companies                     2,940          2,955         (397)        (486)               2,072
Minority interests                 (260)          (299)            0                             (299)
Equity in earnings of
  associated companies              315            365          140                               505
                                  -----        -------      -------       ------              -------
Income from continuing
 operations                     $2,995         $ 3,021      $  (257)      $ (486)             $ 2,278
                                  =====        =======      =======       ======              =======
Income from continuing
  operations per common
  share                         $ 0.21         $  0.27                                        $  0.21
                                  =====        =======                                        =======
Number of shares used to
  compute net income per
  share                         14,442          11,110                                         11,110
                                  =====        =======                                        =======


                                      INSITUFORM TECHNOLOGIES, INC.
                                                   AND
                                      INSITUFORM MID-AMERICA, INC.

                                      UNAUDITED PRO FORMA COMBINED
                                        STATEMENTS OF OPERATIONS
                                  (in thousands, except per share data)
                                        Six Months Ended June 30, 1995
                           Pro forma           Midsouth            Pro forma           Pro forma
                           Adjustments(3)      Historical(4)       Adjustments(5)      Combined
                           --------------      -------------       --------------      ---------
Revenues                   $(4,119)(A)         $4,512              $(543)(A)           $138,945
                            (2,414)(A)                              (273)(A)
Operating costs and
  expenses:
  Cost of revenues          (4,119)(A)          3,253               (543)(A)             93,447
                            (2,414)(A)                              (273)(A)
  Selling, general and
    administrative             (10)(D)            517                                    26,851
  Research and development                          0                                     4,041
  Merger and restructuring
   costs                         0 (B)              0                                         0
                           --------            ------              ------              --------
   Total operating costs
         and expenses       (6,543)             3,770               (816)               124,339
                           --------            ------              ------              --------
Operating income                10                742                  0                 14,606
Other income (expense)        (755)(D)             24                                    (6,321)
                           --------            ------              ------              --------
  Income before taxes
   on income                  (745)               766                  0                  8,285
Taxes on income               (291)(D)              0                                     2,961
                           --------            ------              ------              --------
  Income before minority
    interests and equity in
    earnings of associated
    companies                 (454)               766                  0                  5,324
Minority interests                                  0               (326)(B)               (885)
Equity in earnings of
  associated companies                              0               (440)(B)                380
                           -------             ------              ------              --------
Income from continuing
 operations                $  (454)            $  766              $(766)              $  4,819
                           =======             ======              ======              ========
Income from continuing
  operations per common
  share                                                                                $   0.18
                                                                                       ========
Number of shares used to
  compute net income per
  share                                                                                  27,218
                                                                                       ========


                                    INSITUFORM TECHNOLOGIES, INC.
                                                 AND
                                    INSITUFORM MID-AMERICA, INC.

                                    UNAUDITED PRO FORMA COMBINED
                                      STATEMENTS OF OPERATIONS
                                (in thousands, except per share data)
                                        Year Ended December 31, 1994
                                                                    Pro
                           ITI    Gelco            Pro forma        forma    IMA          Enviroq
                    Historical    Historical(1)    Adjustments(1)   ITI      Historical   Historical
                    ----------    -------------    --------------   ------   ----------   ----------
Revenues            $148,247      $17,685          $(1,854)(A)      $164,078   $84,023    $ 21,156
Operating costs
 and expenses:
  Cost of revenues  94,629         10,045           (1,854)(A)       102,820    60,718      16,516
  Selling, general
    and admini-
    strative          33,560        3,761              730 (B)        38,051    11,969       2,622
  Research and
    development        1,509                         1,509               652        66
  Merger and
    restructuring
    costs                  0                             0                 0
                    --------      -------        ---------          --------   -------    --------
     Total
       operating
       costs and
       expenses      129,698       13,806          (1,124)          142,380     73,339      19,204
Operating income      18,549        3,879            (730)           21,698     10,684       1,952
Other income
 (expense)            (2,440)          (2)         (1,364)(C)        (3,806)        42         250
  Income before
    taxes on
    income            16,109        3,877          (2,094)           17,892     10,726       2,202
Taxes on income        6,140                          620 (D)         6,760      4,317       1,137
  Income before
   minority
   interests and
   equity in
   earnings of
   associated
   companies           9,969       3,877           (2,714)           11,132      6,409       1,065
Minority interests    (584)         (584)            (696)                0
Equity in earnings
 of associated
 companies               409                                            409        160         419
                    --------      ------          -------           -------    -------    --------
Income from
 continuing
 operations         $  9,794      $3,877          $(2,714)          $10,957    $ 5,873    $  1,484
                    ========      ======          ========          =======    =======    ========
Income from
 continuing
 operations
 per common
 share              $   0.68                                        $ 0.76     $  0.53
                    ========                                        ======     =======
Number of
 shares used
 to compute
 net income
 per share            14,414                                        14,414      11,085
                    ========                                        ======     =======


                                    INSITUFORM TECHNOLOGIES, INC.
                                                 AND
                                    INSITUFORM MID-AMERICA, INC.

                                    UNAUDITED PRO FORMA COMBINED
                                      STATEMENTS OF OPERATIONS
                                (in thousands, except per share data)
                                                      Year Ended December 31, 1994
                                                                         Pro
                                                                         forma
              Pro forma      Pro forma   Pro forma       Midsouth        Adjust-       Pro forma
              Adjustments(2)    IMA   Adjustments(3) Historical(4)  ments(5)           Combined
              -------------- --------- -------------- ------------- --------           --------
Revenues      $              $105,179    $(9,283)(A)    $7,048         $(1,089)(A)     $261,396
                                          (4,121)(A)                      (416)(A)
Operating
 costs and
 expenses:
  Cost of
   revenues                    77,234     (9,283)(A)     5,103          (1,089)(A)      170,248
                                          (4,121)(A)                      (416)(A)
  Selling,
   general and
   admini-
   strative        971(A)      15,562        (19)(D)      951                            54,545
  Research and
   development                    718                       0                             2,227
  Merger and
   restructur-
   ing costs                        0          0 (B)        0                                 0
                 --------    --------    --------     -------          -------         --------
   Total
    operating
    costs and
    expenses         971       93,514    (13,423)       6,054          (1,505)          227,020
                 -------     --------    --------     -------          -------         --------
Operating
 income             (971)      11,665         19          994               0            34,376
Other
 income
 (expense)        (1,125)(B)     (833)                    (12)                           (4,651)
                 -------     --------    -------      -------          ------          --------
  Income
   before
   taxes on
   income         (2,096)      10,832         19          982               0            29,725
Taxes on
 income             (741)(C)    4,713                       0                            11,473
                 -------     --------    -------      -------          ------          --------
  Income
   before
   minority
   interests
   and equity
   in earnings
   of asso-
   ciated
   companies     (1,355)       6,119         19          982               0            18,252
Minority
 interests                      (696)                      0            (417)(B)        (1,697)
Equity in
 earnings
 of asso-
 ciated
 companies                       579                       0            (565)(B)           423
                 --------    -------     -------      ------           ------          -------

Income
 from con-
 tinuing
 operations   $ (1,355)      $ 6,002     $    19      $  982           $ (982)         $ 16,978
              =========      =======     =======      ======           =======         ========

Income from
 continuing
 operations
 per common
 share                       $  0.54                                                   $   0.63
                             =======                                                   ========
Number of
 shares used
 to compute
 net income
 per share                    11,085               (C)                                   27,162
                             =======                                                   ========


                                    INSITUFORM TECHNOLOGIES, INC.
                                                 AND
                                    INSITUFORM MID-AMERICA, INC.

                                    UNAUDITED PRO FORMA COMBINED
                                 CONDENSED STATEMENTS OF OPERATIONS
                                (in thousands, except per share data)
                                  Six Months Ended June 30, 1994
                                                                   Pro
              ITI          Gelco               Pro forma           forma        IMA           Enviroq
              Historical   Historical(1)       Adjustments(1)      ITI          Historical    Historical
Revenues      $62,283      $9,576              $(1,290)(A)         $70,569      $36,918       $10,722
Operating
 costs and
 expenses:
  Cost of
 revenues     39,396        5,468               (1,290)(A)          43,574       26,388         8,160
  Selling,
  general
  and
  admini-
  strative    13,448        2,080                  200 (B)          15,728        6,221         1,411
  Research
  and de-
  velopment    2,964                             2,964                               54            19
  Merger and
   restruc-
   turing
   costs            0                                                    0                          0
              -------      -------             -------             -------      -------       -------
Total
 operating
 costs and
 expenses      55,808       7,548              (1,090)              62,266       32,663          9,590
              -------      ------              --------            -------      -------       --------
Operating
 income         6,475       2,028                (200)               8,303        4,255          1,132
Other
 income
 (expense)       (853)         35                (710)(C)           (1,528)         (14)           155
              -------      ------              -------             -------      -------       --------
 Income
 before
 taxes on
 income         5,622       2,063                (910)               6,775         4,241         1,287
Taxes on
 income         2,035                             541 (D)            2,576         1,657           560
              -------      ------              -------             -------      --------      --------
 Income
 before
 minority
 interests
 and equity
 in earnings
 of asso-
 ciated
 companies     3,587        2,063              (1,451)             4,199           2,584           727
Minority
 interests      (216)                                               (216)            (71)            0
Equity in
 earnings
 of asso-
 ciated
 companies        272                                                272             120             4
              -------      -------             -------             -----        --------      --------

Income
 from
 continu-
 ing opera-
 tions        $ 3,643      $2,063              $(1,451)            $4,255       $ 2,633       $   731
              =======      ======              =======             ======       =======       =======
Income
 from
 continu-
 ing opera-
 tions per
 common
 share        $  0.25                                              $ 0.30       $  0.24
              =======                                              ======       =======
Number of
 shares
 used to
 compute
 net in-
 come per
 share         14,412                                               14,412       11,125
              =======                                              =======      =======

                                      INSITUFORM TECHNOLOGIES, INC.
                                                   AND
                                      INSITUFORM MID-AMERICA, INC.

                                      UNAUDITED PRO FORMA COMBINED
                                   CONDENSED STATEMENTS OF OPERATIONS
                                  (in thousands, except per share data)
                               Six Months Ended June 30, 1994
                                                                                Pro forma
              Pro Forma        Pro forma    Pro forma          Midsouth         Adjust-       Pro forma
              Adjustments(2)      IMA       Adjustments(3)     Historical(4)    ments(5)      Combined
Revenues                       $47,640      $(4,603)(A)        $ 2,665          $(377)(A)     $113,538
                                             (2,196)(A)                          (160)(A)
Operating
 costs and
 expenses:
  Cost of
  revenues                      34,548       (4,603)(A)          2,194          (377)(A)        72,980
                                             (2,196)(A)                         (160)(A)
  Selling,
  general
  and admini-
  strative       486(A)           8,118         (10)(D)            465                          24,301
  Research and
  development                        73                              0                           3,037
  Merger and
   restruc-
   turing
   costs                              0             (B)              0                0             0
              -------          --------     --------           -------          -------       -------
Total
 operating
 costs and
 expenses        486            42,739       (6,809)             2,659            (537)        100,318
              ------           -------      --------           -------          -------       --------
Operating
 income         (486)            4,901           10                  6               0          13,220
Other
 income
 (expense)       155              (511)(B)     (370)                                  3         (1,895)
              ------           -------      -------            -------          -------       --------
 Income
 before
 taxes on
 income        (997)             4,531           10                  9                0         11,325
Taxes on
 income        (351)(C)          1,866                               0                           4,442
              ------           -------      -------            -------          -------       --------
 Income
 before
 minority
 interests
 and equity
 in earnings
 of asso-
 ciated
 companies     (646)            2,665           10                  9                 0          6,883
Minority
 interests                        (71)                              0                (4)(B)       (291)
Equity in
 earnings of
 associated
 companies                        124                               0                (5)(B)        391
              -------          ------       ------             ------           -------       --------

Income
 from
 continu-
 ing opera-
 tions        $(646)          $ 2,718       $   10             $    9           $   (9)       $  6,983
              ======           ======       ======             ======           =======       ========
Income
 from
 continu-
 ing opera-
 tions per
 common
 share                         $  0.24                                                        $  0.26
                               =======                                                        =======
Number of
 shares
 used to
 compute
 net income
 per share                      11,125                                          (C)            27,206
                               =======                                                        =======



INSITUFORM TECHNOLOGIES, INC.
AND
INSITUFORM MID-AMERICA, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
                                                          Year Ended December 31, 1993
                                                    ITI          IMA       Pro forma      Pro forma
                                                Historical   Historical Adjustments(3)    Combined
                                                ----------   ---------- --------------     -------
Revenues                                         $100,508      $60,495      $(6,485)(A)   $151,829
                                                                (2,689)(A)
Operating costs and expenses:
Cost of revenues                                   60,066       45,044       (6,485)(A)     95,936
                                                                (2,689)(A)
Selling, general and administrative                27,672       11,292                      38,964
Research and development                            2,718           61                       2,779
Merger and restructuring costs                       (981)                         (B)        (981)
                                                    -----        -----        -----         ------
       Total operating costs and expenses          89,475       56,397       (9,174)       136,698
                                                   ------       ------        -----        -------
Operating income                                   11,033        4,098            0         15,131
Other income (expense)                               (511)          43                        (468)
                                                   ------        -----        -----         ------
Income before taxes on income                      10,522        4,141            0         14,663
Taxes on income                                     3,314        1,845                       5,159
                                                   ------        -----        -----         ------
  Income before minority interests and
    equity in earnings of associated
    companies                                       7,208        2,296            0          9,504
Minority interests                                   (408)           0                        (408)
Equity in earnings of associated companies            460          178                         638
                                                    -----        -----        -----          -----
Income from continuing operations                 $ 7,260      $ 2,474       $    0        $ 9,734
                                                  =======      =======       ======        =======
Income from continuing operations per
  common share                                    $  0.51      $  0.22                     $  0.36
                                                  =======      =======       ======        =======
Number of shares used to compute net
  income per share                                 14,330       11,053             (C)      27,040
                                                  =======       ======       ======        =======




INSITUFORM TECHNOLOGIES, INC.
AND
INSITUFORM MID-AMERICA, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
                                                          Year Ended December 31, 1992
                                                    ITI          IMA       Pro forma      Pro forma
                                                Historical   Historical Adjustments(3)    Combined
                                                ----------   ---------- --------------    ---------
Revenues                                          $95,559      $69,709      $(5,864)(A)   $156,581
                                                               $(2,823)(A)
Operating costs and expenses:
  Cost of revenues                                 59,721       47,497       (5,864)(A)     98,531
                                                                (2,823)(A)
  Selling, general and administrative              21,982        9,559                      31,541
  Research and development                          4,349          286                       4,635
  Merger and restructuring costs                   14,572            0             (B)      14,572
                                                  -------       ------       ------        -------
       Total operating costs and expenses         100,624       57,342       (8,687)       149,279
                                                  -------       ------       ------        -------
Operating income                                   (5,065)      12,367            0          7,302
Other income (expense)                              2,868           (9)                      2,859
                                                  -------       ------       ------        -------
  Income before taxes on income                    (2,197)      12,358            0         10,161
Taxes on income                                     4,223        4,684                       8,907
                                                  -------       ------       ------        -------
  Income before minority interests and
    equity in earnings of associated
    companies                                      (6,420)       7,674            0          1,254
Minority interests                                   (248)           0                        (248)
Equity in earnings of associated companies            997          285                       1,282
                                                 --------      -------      -------       --------
Income from continuing operations                $ (5,671)     $ 7,959      $     0       $  2,288
                                                 ========      =======      =======       ========
Income from continuing operations per
  common share                                   $  (0.41)     $  0.89                    $   0.09
                                                 ========      =======      =======       ========
Number of shares used to compute net
  income per share                                 13,884        8,915             (C)      24,136
                                                 ========      =======      =======       ========



INSITUFORM TECHNOLOGIES, INC.
AND
INSITUFORM MID-AMERICA, INC.
Notes to Unaudited Pro Forma Combined
Condensed Statements of Operations

Basis of Presentation

       Reference is made to the material following the caption
"Unaudited Pro Forma Combined Condensed Financial Information."

(1) Pro forma adjustments and eliminations to effect the Gelco acquisition are as follows:

       (A)   To eliminate intercompany transactions.

       (B)   To reflect (i) amortization of goodwill,
             (ii) depreciation on the step-up of property and equipment to fair value and (iii) reduction of management fees, executive compensation and rent expense.

       (C) To record interest expense associated with acquisition indebtedness.

       (D) Pro forma taxes on income have been provided as if Gelco and its affiliates had not been "S" Corporations prior to their acquisition.

(2) Pro forma adjustments and eliminations to effect the Enviroq Acquisition are as follows:

       (A) Reflects the payment of a $.2 million annual consulting fee, amortization of the non-compete agreement over five years and amortization of goodwill over 25 years. The consulting fee is based on a five-year consulting agreement.

       (B)   Reflects the interest expense associated with
             (i) $15.25 million in long-term debt to fund the purchase of Enviroq based on a 60-day LIBOR rate plus 1.75% and
             (ii) $3 million non-compete note payable at 6%. See "IMA--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" below for information regarding demands made for payment of such note.

       (C) Reflects the tax benefit associated with the pro forma adjustments, excluding goodwill amortization which will not receive an income tax benefit.

(3) Pro forma adjustments and eliminations to effect the Merger are as follows:

       (A) Intercompany transactions, primarily ITI royalty income of $2.414 million, $4.121 million, $2.196 million, $2.689 million and $2.823 million and product sales of $4.119 million, $9.283 million, $4.603 million, $6.485 million and $5.864 million, have been eliminated for the periods ended June 30, 1995, December 31, 1994, June 30, 1994, December 31, 1993 and December 31, 1992, respectively.

       (B) The Pro Forma Combined Condensed Consolidated Statements of Operations do not reflect estimated restructuring provisions or costs associated with the Merger of $7.0 million and $6.5 million, respectively. Such costs associated with the Merger will be charged to operations in the quarter in which the Merger is effected. Such estimated restructuring provisions are expected to be charged to operations primarily in the quarter in which the Merger is effected and in the months following consummation of the Merger.

       (C) The number of shares used to compute net income per share from continuing operations has been calculated using the Conversion Ratio of 1.15 shares of ITI Common Stock for each share of IMA Class A Common Stock.


       (D) To recharacterize the net of tax gain recognized by ITI upon the sale of its holdings in Enviroq as a reduction of the purchase consideration paid by IMA and adjust the related goodwill amortization.

(4) At June 30, 1995 and through the periods reported, a 15% general partnership interest in Midsouth Partners was held by a subsidiary of ITI, and a 42.5% interest therein was held by a subsidiary of Enviroq. As a result of the Enviroq Acquisition, the pro forma statements reflect a majority ownership (57.5%) in Midsouth Partners as held by the combined ITI/IMA. See "Business of ITI--Investments" below for a description of arbitration proceedings brought by the remaining partner of Midsouth Partners alleging an event of default by Enviroq under the partnership agreement of Midsouth Partners as a result of entering into the Enviroq Agreement, and the purported exercise by such partner of its alleged rights as a non-defaulting partner to name a majority of the members of the management committee of Midsouth Partners, an action to which both ITI and Enviroq have objected.

(5) Eliminations to effect the consolidation of Midsouth Partners are as follows:

       (A)   To eliminate intercompany transactions.

       (B) To reflect income attributable to minority interests and to eliminate ITI's and Enviroq's historical share of earnings under the equity method.

                                          65